Exhibit 99.2

April 17, 2014

Attn:  MacroSolve, Inc. Board of Directors

Re: Resignation

Gentlemen:

I, David Humphrey, hereby tender my resignation as a member of the Board of Directors of MacroSolve, Inc. and all subsidiaries and affiliates of MacroSolve, Inc.  I have no disagreements with managements.

Sincerely,

/s/ DAVID HUMPHREY
David Humphrey